SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 15, 2007

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On April 15, 2007, deCODE genetics, Inc. issued the following press release:

deCODE Launches deCODE T2™, a Novel DNA-based Test for Assessing Inherited Risk of Type 2 Diabetes

A new tool for better understanding risk and empowering more effective prevention

Reykjavik, ICELAND, April 15, 2007 — deCODE genetics (Nasdaq:DCGN) today announced the launch of deCODE T2™, a novel DNA-based reference laboratory test for the first common and well-validated genetic risk factor for type 2 diabetes (T2D). deCODE believes this test may provide an important means to better gauge individual risk of T2D and in that help to guide prevention and treatment strategies.

The sequence variant detected by deCODE T2™ is a single SNP (a one letter variation in the sequence of the genome) in the TCF7L2 gene on chromosome 10. In deCODE’s original findings published last year, and in published replications by independent researchers in studies of tens of thousands of people from populations around the globe, between 8-11% of the general population have been shown to carry two copies of the risk variant, but roughly twice that number of type 2 diabetics. In other words, having two copies of the risk variant - a positive result for the deCODE T2™ test — has been shown to correspond to an approximate doubling of the likelihood of T2D. Published studies have also demonstrated that testing for the variant detected by deCODE T2™ can be used to identify prediabetics at higher than average risk of progressing to full-blown diabetes, and that these same individuals can effectively counteract this added risk through weight loss and through the use of certain medications. To learn more about deCODE T2™, go to www.decodediagnostics.com, or our partner DNADirect’s site at www.dnadirect.com.

“Understanding one’s risk of T2D is the first step toward enabling more effective prevention. The principal risk factors for T2D are well known — obesity, unhealthy diet and lack of exercise — and by addressing these individuals can reduce their risk of becoming diabetic. Family history, part of which involves genetic risk factors, also plays a part. deCODE T2™ offers a new tool to help individuals and their doctors bring an understanding of inherited risk into the picture. deCODE T2™ is but the first of several DNA-based predisposition tests we have in development for common diseases. We believe that as individuals, doctors and healthcare providers begin to integrate these tests as a part of everyday healthcare — much as cholesterol screening has become a part of understanding and reducing risk of heart disease — these tests may provide major benefit to public health,” said Kari Stefansson, CEO of deCODE.

How to order deCODE T2™
deCODE T2™ is performed in deCODE’s Clinical Laboratory Improvement Amendments (CLIA) certified laboratory, and must be authorized by a qualified physician. If you are a doctor interested in learning more about deCODE T2™ for your patients, or an individual who would like more information to discuss with your doctor, we invite you to visit our website, at www.decodediagnostics.com. Individuals can also go to the website of our partner, DNA Direct, at www.dnadirect.com, where you will be provided you with all the professional services needed to obtain the test and interpret its results from the convenience of your home.

Type 2 diabetes: A major public health problem
T2D is a chronic condition that develops when the body either becomes resistant to or doesn’t secrete enough insulin. Diabetes affects nearly 200 million people worldwide and, according to the American Diabetes Association, some 21 million in the United States. The vast majority of these have T2D, and as many as one third of Americans with diabetes may not even be aware that they have the disease. More than 50 million Americans have pre-diabetes, a condition characterized by elevated blood glucose levels and which puts these individuals at high risk for developing T2D. T2D can be managed and — most importantly — prevented. If losing weight, eating better and getting adequate exercise aren’t enough, there are also medications that can help to manage blood sugar levels and insulin response to reduce the likelihood of developing diabetes. For more information on T2D and how to prevent it, you can go to the American Diabetes Association’s website at www.diabetes.org.

About deCODE
deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs and diagnostics for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

About DNA Direct
DNA Direct is a privately-held San Francisco company offering personalized, confidential genetic testing and interpretation services. DNA Direct’s mission is to provide individuals access to genetic testing and the information necessary to understand the test results in the context of their overall health, family history, and lifestyle. www.dnadirect.com

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

Item 8.01  Other Events

On April 15, 2007, deCODE genetics, Inc. announced the launch of deCODE T2™, its DNA-based reference laboratory test for a genetic risk factor for type 2 diabetes.

* * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: April 23, 2007